UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            December 28, 2007

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road
Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2007, StockerYale, Inc. (the “Company”) issued amended and restated secured term notes (the “Notes”) to Laurus Master Fund, Ltd. (“Laurus”) and its assignees, PSource Structured Debt Limited (“PSource”) and Valens U.S. SPV I, LLC (“Valens”), pursuant to which the Company borrowed an additional $1,000,000 from Valens. The Notes amended and restated the secured term notes issued by the Company to Laurus on December 30, 2005 (the “December Note”) and June 19, 2007 (the “June Note”). The terms of the Note issued to Valens (the “Valens Note”) are the same as the June Note (a description of the June Note is incorporated herein by reference to Item 1.01 of the Company’s Current Report on Form 8-K dated June 19, 2007 (File No. 000-27372)), except that the principal amount of the Valens Note consists of a $1,000,000 portion, which is the amount borrowed by the Company from Valens on December 28, 2007, and a $764,684 portion, which is the amount owed to Valens prior to December 28, 2007 under the June Note. The $1,000,000 portion of the Valens Note will accrue interest at an annual rate of 10.5%. The other Notes amended and restated the December Note and the June Note and reduced the monthly principal payments of the Company by $50,000. Laurus, PSource and Valens rights under the Notes are secured by a security interest in certain assets of the Company.

In connection with the Notes, on December 28, 2007, the Company and Laurus and its assignees entered into amendments to the (i) Securities Purchase Agreement, dated as of December 30, 2005 and (ii) Securities Purchase Agreement, dated as of June 19, 2007 (together, the “Amendments”). Under the Amendments, the Company sold and issued (i) to PSource an aggregate of 75,000 shares of common stock of the Company at a per share purchase price of $.01, for an aggregate purchase price of $750 and (ii) to Valens an aggregate of 300,000 shares of common stock of the Company at a per share purchase price of $.01, for an aggregate purchase price of $3,000. The Company will use the net proceeds from the Amendments for general corporate purposes.

The Company also entered into Registration Rights Agreements with each of PSource and Valens (the “Registration Rights Agreements”) on December 28, 2007, under which the Company agreed to register the shares of common stock for resale under the Securities Act of 1933, as amended.

The foregoing descriptions of the Notes, the Amendments and the Registration Rights Agreements and the transactions contemplated therein and thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

A description of the Valens Note and the Amendments and the indebtedness incurred thereunder is contained in, or incorporated by reference from, Item 1.01 above, which is incorporated herein by reference. The foregoing description is subject to, and qualified in its entirety by, the Amendments, the Valens Note and the June Note filed or incorporated by reference as exhibits hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference into this item.

The shares of common stock issued and sold pursuant to the Amendments were issued and sold in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as a sale by the Company not involving a public offering. No underwriters were involved with the issuance and sale of such securities.

Item 9.01 Financial Statements and Exhibits.

(d) The exhibits listed in the Exhibit Index below are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: January 4, 2008	By:	/s/ Marianne Molleur
Marianne Molleur Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Securities Purchase Agreement, dated as of December 28, 2007, by and between StockerYale, Inc., Laurus Master Fund, Ltd and Valens U.S. SPV I, LLC.

10.2	Amendment to Securities Purchase Agreement, dated as of December 28, 2007, by and among StockerYale, Inc., Laurus Master Fund, Ltd. and PSource Structured Debt Limited.

10.3	Registration Rights Agreement, dated as of December 28, 2007, by and between StockerYale, Inc. and Valens U.S. SPV I, LLC.

10.4	Registration Rights Agreement, dated as of December 28, 2007, by and between StockerYale, Inc. and PSource Structured Debt Limited.

10.5	Amended and Restated Secured Term Note, dated as of December 28, 2007, issued by StockerYale, Inc. to Valens U.S. SPV I, LLC.

10.6	Amended and Restated Secured Term Note, dated as of December 28, 2007, issued by StockerYale, Inc. to Laurus Master Fund, Ltd.

10.7	Amended and Restated Secured Term Note, dated as of December 28, 2007, issued by StockerYale, Inc. to PSource Structured Debt Limited.

10.8	Amended and Restated Secured Term Note, dated as of December 28, 2007, issued by StockerYale, Inc. to Laurus Master Fund, Ltd.

99.1	Secured Term Note, dated as of June 19, 2007, issued by StockerYale, Inc. to Laurus Master Fund, Ltd. is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K dated June 19, 2007 (File No. 000-27372).

99.2	Description of Secured Term Note, dated as of June 19, 2007 issued by StockerYale, Inc. to Laurus Master Fund, Ltd. is incorporated herein by reference to Item 1.01 of the Registrant’s Current Report on Form 8-K dated June 19, 2007 (File No. 000-27372).